UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2010
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1170 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices, with zip code)
(408) 962-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e)
     On December 15, 2010, the Compensation Committee of the Board of Directors of Trident Microsystems, Inc. (the “Company”) approved certain changes in executive compensation.
     The Compensation Committee approved an amendment and restatement (the “Amended ERSP”) of the Company’s Executive Retention and Severance Plan (the “Prior ERSP”) that will provide executive officers and key employees designated by the Compensation Committee with the specified compensation and benefits if the participant’s employment is terminated without “Cause” and such termination occurs on a date which is not during a change in control period. A change in control period begins upon a change in control of the Company and ends 24 months following such change in control for the chief executive officer, and 18 months following such change in control for participants other than the chief executive officer.
     Upon a qualifying termination during other than a change in control period, a participant would be entitled to a lump sum payment of an amount equal to 12 months of the participant’s base salary rate, which for this purpose means the participant’s monthly base salary rate in effect immediately prior to the participant’s termination. In addition, the Company would pay the premiums required to continue the group health insurance coverage for the participant and his or her dependents under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) until the earlier of 12 months following the termination or such time as the participant becomes eligible to receive group health insurance coverage under another employer’s health benefits plans.
     In addition to the foregoing benefits, the chief executive officer would be entitled to a lump sum payment of 100% of his or her annual bonus rate, determined for this purpose as the aggregate of all annual incentive bonuses that would be earned by the chief executive officer for the fiscal year of termination (assuming 100% of all applicable performance goals were achieved). Further, the vesting, exercisability and settlement of each of the chief executive officer’s outstanding equity awards would be accelerated with respect to the unvested portion of such equity awards that would have become vested during the one-year period following the date of his or her termination.
     Payment of the foregoing severance benefits under the Amended ERSP will be subject to the participant’s execution of a general release of claims against the Company.
     The terms of the Prior ERSP, which provide executive officers and key employees designated by the Compensation Committee with the specified compensation and benefits if the participant’s employment is terminated without “Cause” or the participant resigns for “Good Reason” during a change in control period, were retained in the Amended ERSP without material change.
     The benefits that would otherwise be payable to certain executive officers under the Amended ERSP will be modified or superseded pursuant to the terms of such executive officer’s participation agreement under the Amended ERSP. Pursuant to his participation agreement, Christos Lagomichos will receive the severance benefits set forth in his letter agreement with the Company upon his termination without “Cause” during other than a change in control period in lieu of the benefits described in the Amended ERSP. Pursuant to his participation agreement, Richard H. Janney will be entitled to receive a lump sum payment of an amount equal to 6 months of his base salary rate and payment by the Company of six months of COBRA premiums upon his termination without “Cause” during other than a change in control period. Pursuant to the participation agreements with each of Sylvia Summers Couder and David Teichmann, the severance benefits payable to such officers under their respective letter agreements with the Company will be superseded, including any benefits payable to Mr. Teichmann thereunder upon a termination of his employment for “Cause.” If Ms. Couder or Mr. Teichmann resigns for “Good Reason” during other than a change in control period, she or he will be entitled to receive the same benefits that would be payable under the Amended ERSP in connection with a termination without “Cause” other than during a change in control period. In addition, in the event of a termination without “Cause” or resignation for “Good Reason” of Ms. Couder or Mr. Teichmann which occurs during such executive’s respective change in control period, the period within which such officer may exercise any vested options (including options as to which vesting has been accelerated) will be extended to one year following such event. The foregoing participation agreement terms for Ms. Couder and Mr. Teichmann are materially consistent with the corresponding superseded terms from their respective letter agreements.

     The Compensation Committee also approved a Change of Control Policy for Non-Executive Officers and Employees (the “Equity Policy”) and the amendment of each form of agreement under the Company’s 2010 Equity Incentive Plan. Pursuant to the Equity Policy and the form agreement amendments, all of the Company’s equity awards will be subject to change in control terms that are materially consistent with the equity-related change in control terms set forth in the Amended ERSP. If, as a result of a change in control, a buyer agrees to assume or continue the Company’s outstanding service-based vesting equity awards (converting them into awards for the buyer’s stock or other acquisition consideration) or to issue replacement awards for the buyer’s stock, vesting would not accelerate at the time of the change in control. Any service-based vesting equity awards that the buyer will not agree to assume, continue or replace in connection with the change in control will vest in full immediately prior to the change in control so that they may be exercised or settled upon the change in control. The vesting of any service-based vesting equity award that is assumed, continued or replaced by the buyer will be accelerated in full if the participant is terminated other than for “Cause” or resigns for “Good Reason” within the change in control period, which begins upon a change in control of the Company and ends 18 months following such change in control. The vesting of all Company equity awards of any kind under which vesting is based upon the achievement of performance goals (such as attainment of a target stock price or achievement of a Company financial goal) will be accelerated in full (assuming 100% of the target level of performance were achieved) immediately prior to the change in control, so that they may be exercised or settled upon the change in control. The foregoing benefits relating to accelerated vesting following a termination or resignation of employment during a change in control period will be subject to the award holder’s execution of a general release of claims against the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.48	Amended and Restated Executive Retention and Severance Plan, effective as of December 15, 2010.

10.49	Change of Control Policy for Non-Executive Officers and Employees.

10.50	Amended Forms of Agreements under 2010 Equity Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 17, 2010

TRIDENT MICROSYSTEMS, INC.
/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary

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